                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                                         ROSS SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                               ROSS SYSTEMS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON NOVEMBER 20, 1996

                             ---------------------

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ross Systems, Inc. (the "Company") will be held on Wednesday, November 20, 1996 at 9:00 a.m., local time, at the Company's executive offices in Atlanta, Georgia located at Perimeter 400 Center, 1100 Johnson Ferry Road, Building Two, Conference Room - Terrace Level, Atlanta, Georgia, 30342, for the following purposes:

    1. To elect directors. The Board of Directors intends to nominate for re-election the five directors identified in the accompanying Proxy Statement.

    2. To approve an amendment to the 1991 Employee Stock Purchase Plan increasing the number of shares authorized to be issued by 150,000 shares.

    3. To approve an amendment to the Company's Restated Articles of Incorporation for the purpose of increasing the authorized number of shares of the Company's Common Stock by 10,000,000 shares.


    4. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending June 30, 1997.


    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on October 1, 1996 are entitled to vote at the meeting.

                                          FOR THE BOARD OF DIRECTORS

                                                     [SIGNATURE]

                                          Dennis V. Vohs, CHAIRMAN OF THE BOARD

Atlanta, Georgia

October 8, 1996

                                   IMPORTANT

    TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURN A PROXY.

                               ROSS SYSTEMS, INC.
                            1100 JOHNSON FERRY ROAD
                                   SUITE 750
                               ATLANTA, GA 30342

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Ross Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held Wednesday, November 20, 1996 at 9:00 a.m., local time, or at any and all continuation(s) and adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at the Company's executive offices in Atlanta, Georgia located at Perimeter 400 Center, 1100 Johnson Ferry Road, Building Two, Conference Room - Terrace Level, Atlanta, Georgia 30342. The telephone number at that location is (404) 851-1872.

    These proxy solicitation materials were mailed on or about October 8, 1996 to all shareholders entitled to vote at the meeting.

PURPOSES OF THE ANNUAL MEETING


    The purposes of the Annual Meeting are to: (1) elect five directors to serve for the ensuing year and until their successors are duly qualified and elected;
(2) approve an amendment to the 1991 Employee Stock Purchase Plan increasing the number of shares reserved for issuance thereunder by 150,000 shares; (3) approve an amendment to the Company's Restated Articles of Incorporation for the purpose of increasing the number of authorized shares of Common Stock by 10,000,000 shares; (4) ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1997 fiscal year; and (5) transact such other business as may properly come before the meeting and any and all continuations and adjournments thereof.


RECORD DATE AND SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT


    Only shareholders of record at the close of business on October 1, 1996 (the "Record Date") are entitled to receive notice and vote at the Annual Meeting. At the Record Date, 17,854,636 shares of the Company's Common Stock were issued and outstanding. The closing price of the Company's Common Stock on the Record Date, as reported by the Nasdaq National Market, was $5.375 per share.


    The following table sets forth the beneficial ownership of Common Stock of the Company as of September 13, 1996 by (a) each director, (b) each of the executive officers identified in the Summary Compensation Table, (c) all directors and executive officers as a group, and (d) each person known to the Company to be a beneficial owner of 5% or more of the shares outstanding on September 13, 1996. Under the rules of the United States Securities and Exchange Commission (the "SEC"), beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of September 13, 1996 through the exercise of any stock option.

                                                                                     SHARES
                                                                                   BENEFICIALLY    APPROXIMATE
NAME OF BENEFICIAL OWNERS (1)                                                       OWNED(1)      PERCENT OWNED
---------------------------------------------------------------------------------  -----------  -----------------
Dennis V. Vohs(2)................................................................     587,692             3.3%
Donald F. Campbell(3)............................................................      12,500               *%
Mario M. Rosati(4)...............................................................      19,500               *%
Bruce J. Ryan(5).................................................................      19,500               *%
Joseph L. Southworth(6)..........................................................      67,323               *%
J. Patrick Tinley(7).............................................................     136,796               *%
A. David Tory(8).................................................................      19,500               *%
Peter D. Van Houten(9)...........................................................       9,929               *%
All officers and directors as a group (10 persons)(10)...........................     877,740             4.9%

------------------------

*   Less than 1%.

 (1) The table is based upon information supplied by executive officers, directors and principal shareholders. Unless otherwise indicated, each of the shareholders named in the table has sole voting investment and/or dispositive power with respect to all shares of Common Stock shown as beneficially owned, subject to community property laws where applicable and to the information contained in the footnotes to this table.

 (2) Includes options to purchase 192,294 shares of Common Stock.

 (3) Includes options to purchase 12,500 shares of Common Stock.

 (4) Includes options to purchase 19,500 shares of Common Stock.

 (5) Includes options to purchase 19,500 shares of Common Stock.

 (6) Includes options to purchase 60,273 shares of Common Stock.

 (7) Includes options to purchase 86,296 shares of Common Stock.

 (8) Includes options to purchase 19,500 shares of Common Stock.

 (9) Includes options to purchase 4,250 shares of Common Stock.

(10) Includes options to purchase 419,113 shares of Common Stock.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote or distributing the shareholder's votes under the same principle among as many candidates as the shareholder chooses, provided that votes may not be cast for more than five candidates. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. See "Election of Directors--Nominees". On all other matters, each share has one vote.

    The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In addition, the Company's directors, officers and employees, without additional compensation, may solicit proxies personally or by telephone, telegraph or facsimile copy. The Company has retained a professional proxy solicitor to assist in the solicitation of proxies at a cost estimated not to exceed $8,000.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are votes "For" or "Against" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matters. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, they will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    A board of five directors has been nominated for election at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been qualified and appointed.

                                                                                                                   DIRECTOR
NAME OF NOMINEE           AGE                                  PRINCIPAL OCCUPATION                                  SINCE
--------------------      ---      -----------------------------------------------------------------------------  -----------
Dennis V. Vohs                52   Chairman of the Board and Chief Executive Officer of the Company                     1988

Mario M. Rosati               50   Attorney, Wilson Sonsini Goodrich & Rosati, P.C.                                     1993

Bruce J. Ryan                 53   Senior Vice President and Chief Financial Officer of Amdahl Corporation              1992

J. Patrick Tinley             48   President and Chief Operating Officer of the Company                                 1993

A. David Tory                 53   Retired                                                                              1993

    There are no family relationships among any directors or executive officers of the Company.

    Mr. Vohs has served as Chairman of the Board and Chief Executive Officer of the Company since November 1988.

    Mr. Rosati has been a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation since 1971. Mr. Rosati is a director of Genus, Inc., a publicly held semiconductor equipment manufacturer and C-ATS Software, Inc., a publicly held financial database software company.

    Mr. Ryan joined Amdahl Corporation as Executive Vice President and Chief Financial Officer during 1994. Prior to that time, Mr. Ryan held several positions with Digital Equipment Corporation from 1969 to 1994, most recently as a Vice President.

    Mr. Tinley has served as President and Chief Operating Officer of the Company since July 1995. Prior to that time, Mr. Tinley served as Executive Vice President, Product Development and Client Services of the Company from January 1995 to July 1995, as Executive Vice President, Product Development of the Company from June 1990 to January 1995 and as Executive Vice President for Business Development of the Company from November 1988 to June 1990.

    Mr. Tory retired in September 1995. Prior to that time, Mr. Tory was the President and Chief Executive Officer of Open Software Foundation and had been with Open Software Foundation since 1988.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of nine meetings during the fiscal year ended June 30, 1996. With the exception of Mr. Tory, during fiscal 1996 each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

    The Audit Committee of the Board consists of directors Rosati, Ryan and Tory and held three meetings during the fiscal year ended June 30, 1996. Following the Annual Meeting, the Board plans to reappoint directors Rosati, Ryan and Tory as members of the Audit Committee, with director Ryan as Committee Chairman. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board consists of directors Vohs, Ryan and Tory and held two meetings during the fiscal year ended June 30, 1996. Following the Annual Meeting, the Board intends to reappoint directors Vohs, Ryan and Tory, with director Tory as Committee Chairman. The Compensation

Committee makes recommendations to the Board regarding the Company's executive compensation policy.

    The Stock Option Committee consists of directors Rosati, Ryan and Tory and held seven meetings during the fiscal year ended June 30, 1996. Following the Annual Meeting, the Board intends to reappoint directors Rosati, Ryan and Tory, with director Rosati as Committee Chairman. The Stock Option Committee grants stock options and administers the 1988 Incentive Stock Plan (the "Stock Plan").

COMPENSATION OF DIRECTORS

    For the fiscal year ended June 30, 1996, directors were compensated $2,000 for each Board of Directors meeting attended and $1,000 for participating in any telephonic Board of Directors meetings which were not regularly scheduled. In addition, directors are reimbursed for travel expenses incurred in connection with attending Board of Directors meetings.

    Annually, each non-employee director is automatically granted 4,000 stock options to purchase shares of the Company's Common Stock pursuant to the terms of the Stock Plan. Options granted to Directors under the Stock Plan are intended by the Company not to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the Stock Plan, on the Annual Meeting date, each non-employee director who is elected or re-elected at the meeting is granted an option to purchase 4,000 shares of Common Stock. In addition, any outside director newly elected to the Board of Directors receives an option for 10,000 shares of Company Common Stock. The 10,000 share option vests 25% a year over four years and the 4,000 share options are fully vested on the dates of grant. The price of all options granted is equal to the closing price of the Company's Common Stock, as quoted on the Nasdaq National Market, on the date of grant. During fiscal 1996, outside directors were granted a total of 12,000 stock options at an exercise price of $2.75.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF DENNIS V. VOHS, MARIO M. ROSATI, BRUCE J. RYAN, J. PATRICK TINLEY AND A. DAVID TORY AS DIRECTORS.

                                 PROPOSAL NO. 2
                            APPROVAL OF AMENDMENT TO
                       1991 EMPLOYEE STOCK PURCHASE PLAN

THE AMENDMENT

    The Board has approved an amendment to the 1991 Employee Stock Purchase Plan (the "Purchase Plan") increasing the number of shares of Common Stock issuable thereunder by 150,000, to a total of 650,000 shares. The affirmative vote of holders of a majority of the shares represented and voting at the Annual Meeting is required for shareholder approval of the amendment to the Purchase Plan.

    The Purchase Plan was adopted by the Board of Directors and approved by the shareholders in March 1991. As of July 1, 1996, 442,024 shares had been sold under the Purchase Plan. The Board believes that the additional shares are needed to assure that the Company can continue to provide an opportunity to its employees to purchase Common Stock of the Company through payroll deductions under the Purchase Plan.


    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE PURCHASE PLAN.


SUMMARY OF PURCHASE PLAN

    ADMINISTRATION.

    The Purchase Plan may be administered by the Board or a committee appointed by the Board, and is currently being administered by the Board. All questions of interpretation or application of the plan are determined at the sole discretion of the Board or its committee. Members of the Board who are eligible employees are permitted to participate in the plan but may not vote on any matter affecting the administration of the plan or the grant of any option pursuant to the plan. No member of the Board who is eligible to participate in the plan may be a member of the committee appointed to administer the plan. Members of the Board receive no additional compensation for their services in connection with the administration of the Purchase Plan.

    ELIGIBILITY.

    Any person who is employed by the Company (or by any of its subsidiaries which are designated from time to time by the Board) for at least twenty (20) hours per week and more than five (5) months in a calendar year is eligible to participate in the Purchase Plan, provided that such employee has completed three months of continuous service prior to the commencement date of the offering period and subject to certain limitations imposed by Section 423(b) of the Code. As of October 1, 1996, approximately 400 employees were eligible to participate in the Purchase Plan.

    Notwithstanding the foregoing, no employee shall be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting stock or value of all classes of stock of the Company or its majority-owned subsidiaries (including stock which may be purchased through subscriptions under the Purchase Plan or pursuant to any other options), nor shall any employee be granted an option which would permit his or her rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the fair market value of the shares at the time the option is granted) for each calendar year in which such option is outstanding at any time.

    OFFERING DATES.

    The Purchase Plan is implemented by one offering during each six-month period of the plan. The offering periods commence approximately July 1 and January 1 of each year. The initial offering period under the Purchase Plan began on July 1, 1991.

    PARTICIPATION IN THE PLAN.

    Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, or at such other time as may be determined by the Board for all eligible employees with respect to a given offering. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering may not participate in the Purchase Plan until the commencement of the next offering.

    PURCHASE PRICE.

    The purchase price per share at which shares are sold under the Purchase Plan is the lower of 85% of the fair market value of a share of Common Stock on the date of commencement of the offering period or 85% of the fair market value of a share of Common Stock on the last day of the offering period. For so long as the Company's Common Stock is listed on the Nasdaq National Market, the fair market value of the Common Stock on a given date shall be based upon the closing price of the Common Stock on the Nasdaq National Market as of such date.

    PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS.

    The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation, which is defined in the Purchase Plan to include all regular straight time salary in effect at the beginning of the offering period, exclusive of any payments for overtime, bonuses, commissions or other incentive compensation. A participant may discontinue his or her participation in the Purchase Plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period. Payroll deductions shall commence on the first payday following the commencement date of the offering and shall continue at the same rate until the end of the offering period unless sooner terminated or amended as provided in the Purchase Plan.

    All payroll deductions are credited to the participant's account under the Purchase Plan and are deposited with the general funds of the Company. To the extent that an employee's payroll deductions exceed the amount required to purchase the shares subject to option, such excess is added to subsequent offering period contributions by the employee without interest. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

    PURCHASE OF STOCK; EXERCISE OF OPTION.

    At the beginning of each offering period, by executing a subscription agreement to participate in the Purchase Plan, each employee is in effect granted an option to purchase shares of Common Stock. The maximum number of shares placed under option to a participant in an offering shall not exceed the number of shares determined by dividing $12,500 by the fair market value of the Common Stock at the beginning of the offering period. See "Payment of Purchase Price; Payroll Deductions" for limitations on payroll deductions. Unless an employee withdraws from participation in the Purchase Plan or an employee's participation is otherwise discontinued, the employee's option for the purchase of shares will be exercised automatically at the end of the offering period for the maximum number of shares at the applicable price.

    WITHDRAWAL; TERMINATION OF EMPLOYMENT.

    While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. Termination of a participant's continuous status as an employee for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

    AMENDMENT AND TERMINATION OF THE PLAN.

    The Board may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted, nor may any amendment make any change in an option previously granted which adversely affects the rights of any participant. To the extent necessary to comply with SEC Rule 16b-3 or with Section 423 of the Code, (or any other applicable law or regulation), the Company shall obtain shareholder approval of any amendment of the Purchase Plan in such a manner and to such a degree as is required. The Purchase Plan will terminate in 2011.

    CERTAIN FEDERAL INCOME TAX INFORMATION.

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax. If the shares have been held by the participant for more than two years after the first day of the offering period and more than one year after the purchase date of the shares, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to option, or
(b) 15% of the fair market value of
the shares on the first day of the offering period, will be treated as ordinary income, and any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the last day of the offering period over the purchase price will be treated as ordinary income, and any further gain or any loss on such disposition will be capital gain or loss. Different rules may apply with respect to optionees subject to Section 16(b) of the Securities Exchange Act of 1934. The Company is not entitled to a deduction for amounts taxable to a participant, except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding periods described above.

                                 PROPOSAL NO. 3
          APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
                         TO INCREASE AUTHORIZED SHARES

GENERAL

    The Company's Restated Articles of Incorporation, as amended, as currently in effect (the "Articles"), provide that the Company is authorized to issues two classes of stock, consisting of 27,000,000 shares designated as Common Shares, no par value per share, and 5,000,000 shares designated as Preferred Shares, no par value per share. The Common Shares are issuable in two classes and currently consist of 25,000,000 authorized shares of Common Stock (the "Common Stock"), and 2,000,000 authorized shares of Non-voting Common Stock (the "Non-voting Common Stock").

    On August 22, 1996, the Board of Directors of the Company authorized an amendment to the Articles (the "Articles Amendment"), subject to shareholder approval, to increase the authorized number of shares of Common Shares by 10,000,000 shares to a total of 37,000,000 shares with a corresponding increase in the authorized Common Stock by 10,000,000 shares to a total of 35,000,000 shares. Under the proposed amendment, the third paragraph of Section 2 of the Articles would be amended to read as follows:

        THIRD: CAPITALIZATION. The total number of shares of stock which the Corporation shall have the authority to issue is 42,000,000 shares, consisting of 37,000,000 shares of common stock, no par value ("Common Shares") and 5,000,000 shares of preferred stock, no par value ("Preferred Shares"). The Common Shares shall be divided into two classes designated as "Common Stock" and "Non-voting Common Stock", respectively. The number of shares of Common Stock authorized to be issued is 35,000,000 shares. The number of shares of Non-voting Common Stock authorized to be issued is 2,000,000 shares. The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock; and to fix the number of shares of any series of Preferred Stock; and to increase, or to decrease (within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting the decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

    The shareholders are being asked to approve such Articles Amendment. The proposed Articles Amendment would give the Board of Directors the authority to issue additional shares of Common Stock without requiring future shareholder approval of such issuances, except as may otherwise be required by applicable laws and regulations. The affirmative vote of holders of a majority of the shares represented and voting at the Annual Meeting is required for approval of the Articles Amendment.

    Of the 25,000,000 currently authorized shares of Common Stock, 17,850,511 shares of Common Stock were issued and outstanding as of September 13, 1996. In addition, as of such date, approximately

1,517,003 shares were reserved for issuance upon exercise of outstanding options; approximately 230,927 options were reserved for future grant under the Stock Plan; a total of 190,000 shares were reserved for issuance under an acquisition related stock compensation plan; and 57,976 shares were reserved for issuance under the 1991 Employee Stock Purchase Plan. Accordingly, as of September 13, 1996, after giving effect to the reservation of an additional 150,000 shares of Common Stock for issuance under the Purchase Plan (as described in Proposal No. 2 to this Proxy Statement) but without giving effect to the approval of Proposal No. 3 to increase the number of authorized shares of Common Stock by 10,000,000 shares, the Company had only 2,857,461 shares of authorized but unissued and unreserved Common Stock available for issuance.

PURPOSE AND EFFECT OF THE AMENDMENT

    The principal purpose of this proposed amendment to the Company's Articles to increase the authorized shares of Common Stock is to make such shares available for use by the Board of Directors as it deems appropriate or necessary. For example, such shares may be needed in connection with raising additional capital through the sale of the Company's securities, acquisition of another company or its business or assets, establishing a strategic relationship with a corporate partner, or providing options or other stock incentives to the Company's employees, consultants or others.

    Except as noted below, the Board of Directors has no present agreement or arrangement, plan or understanding with respect to the issuance of any such shares. If the Articles Amendment is approved by the shareholders, the Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable laws and regulations. Holders of the Company's securities as such have no statutory preemptive rights with respect to issuances of Common Stock.

    On December 29, 1995, the Company entered into an agreement with a foreign institutional investor whereby the investor granted the Company options to require the investor to purchase shares of the Company's Preferred Stock with an aggregate value of $4,000,000 during the period from and including July 1, 1996 through and including December 30, 1998. The Company has created and reserved 500,000 shares of its Series B Preferred Stock and 500,000 shares of its Series C Preferred Stock for issuance and sale to the investor upon exercise of the options. In addition, the Company granted the investor a warrant to purchase 400,000 shares of the Company's Common Stock at an exercise price of $5.576 per share. The options are exercisable during the period from and including July 1, 1997 through and including December 29, 2000. In July 1996, the Company exercised its Series B Preferred Stock Option, and the investor agreed to invest an additional $2,000,000 under terms similar to those of the original options. In exchange for the additional investment, the Company granted the investor a warrant for an additional 640,000 shares of the Company's Common Stock. This warrant is exercisable from July 1, 1997 through and including December 29, 2000, and will be exercisable at a price between $6.46 and $8.00 per share. The gross proceeds from the July transactions were $4,000,000.

    In addition, the Company is presently investigating alternative sources of capital available to strengthen its balance sheet and improve its liquidity. The Company believes it is likely that any amounts raised in connection with these investigations would require the issuance of additional shares of its Common Stock.

    The increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders.

POTENTIAL ANTI-TAKEOVER EFFECT

    The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of the Company without further action by the shareholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change-in-control of the Company more difficult, and therefore, less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including provisions of the Articles authorizing the Board of Directors to issue up to 5,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 4
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board has selected Coopers & Lybrand L.L.P., independent auditors, to audit the consolidated financial statements of the Company for the year ending June 30, 1997. For the year ended June 30, 1996, Coopers & Lybrand L.L.P. audited the Company's North American financial statements while KPMG Peat Marwick LLP audited the Company's European financial statements. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1997.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's Chief Executive Officer, and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during fiscal 1996 (the "Named Executive Officers").

                                                                                             LONG TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                            ANNUAL COMPENSATION            -------------
                                                   --------------------------------------   SECURITIES
                                                                            OTHER ANNUAL    UNDERLYING      ALL OTHER
                                                                            COMPENSATION   OPTIONS/SARS   COMPENSATION
    NAME AND PRINCIPAL POSITION       FISCAL YEAR  SALARY ($)   BONUS ($)      ($)(1)         (#)(2)         ($)(3)
------------------------------------  -----------  ----------  -----------  -------------  -------------  -------------
Dennis V. Vohs -                            1996   $  289,400      --            --             50,000      $   2,200
  Chairman of the Board and Chief           1995      278,625      --            --            204,794          3,200
  Executive Officer                         1994      277,100      --            --                             2,300

J. Patrick Tinley -                         1996      175,000      --         $  21,000         50,000         44,100
  President and Chief Operating             1995      165,000      --            91,300         90,046          3,200
  Officer (4)                               1994      165,000      --            20,400         25,000          2,300

Joseph L. Southworth -                      1996      155,300   $  10,000        --             10,000          2,100
  Senior Vice President, Worldwide          1995      152,000      --            --             76,523         35,300
  Development and Support (5)               1994      152,000      --            --             25,000          2,300

Donald F. Campbell -                        1996      145,000      --            21,600         20,000          1,500
  Vice President, Worldwide                 1995       85,400      --            68,300         30,000          1,000
  Marketing (6)

Peter D. Van Houten                         1996      117,500      25,700        19,700         30,000          1,900
  Vice President, North American            1995       79,200      68,800        34,300          2,250          2,300
  Sales (7)                                 1994       75,000      75,100        28,800         --                900

Selby F. Little, III -                      1996      149,800      --            25,100         25,000         91,900
  Former Vice President, Chief              1995      145,000      --            27,400         60,000          2,200
  Financial Officer and Secretary           1994      140,000      --            26,000         20,000          2,300
  (8)

------------------------

(1) Pursuant to SEC rules, no disclosure is made with respect to individuals whose other annual compensation is the lesser of 10% of total annual salary and bonus for fiscal 1996 or $50,000.

(2) The Company has not granted any stock appreciation rights (SARs).

(3) Represents amounts contributed to the Company's 401(k) plan on behalf of the officer by the Company and premiums paid by the Company on behalf of the officer for term life insurance in fiscal 1996.

(4) The amount shown as All Other Compensation for Mr. Tinley includes $42,000 for the exercise and sale of qualified incentive stock options

(5) Mr. Southworth became an executive officer of the Company in May 1996. Disclosures include Mr. Southworth's compensation for the entire respective fiscal year.

(6) Mr. Campbell began his employment with the Company on November 15, 1994. The amount shown as fiscal 1996 Other Annual Compensation for Mr. Campbell includes $11,600 for relocation reimbursements.

(7) Mr. Van Houten became an executive officer of the Company in January 1996. Disclosures include Mr. Van Houten's compensation for the entire respective fiscal year. Amounts paid to Mr. Van Houten as Bonus in Fiscal 1996 related to his performance prior to becoming an executive officer. The amount shown as fiscal 1996 Other Annual Compensation for Mr. Van Houten includes other payments of $12,500 and an auto allowance of $7,200.

(8) Mr. Little resigned as Vice President, Finance & Administration, Chief Financial Officer and Secretary on May 31, 1996. The amount shown as fiscal 1996 Other Annual Compensation for Mr. Little includes other payments of $15,600 and an auto allowance of $9,500. The amount shown as fiscal 1996 All Other Compensation for Mr. Little includes $90,000 for the exercise and sale of qualified incentive stock options.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides information related to options granted to the Named Executive Officers during fiscal 1996.

                                                        INDIVIDUAL GRANTS IN FISCAL 1996
                                           ----------------------------------------------------------
                                            NUMBER OF                                                   POTENTIAL REALIZABLE
                                           SECURITIES                                                     VALUE AT ASSUMED
                                           UNDERLYING    PERCENT OF TOTAL                              ANNUAL RATES OF STOCK
                                            OPTIONS/       OPTIONS/SARS                                PRICE APPRECIATION FOR
                                              SARS          GRANTED TO        EXERCISE                     OPTION TERM(3)
                                             GRANTED    EMPLOYEES IN FISCAL     PRICE     EXPIRATION   ----------------------
NAME                                         (#)(1)           YEAR(2)          ($/SH)        DATE          5%         10%
-----------------------------------------  -----------  -------------------  -----------  -----------  ----------  ----------
Dennis V. Vohs...........................      50,000             7.24%       $   6.500       9/7/05   $  204,391  $  517,966
J. Patrick Tinley........................      50,000             7.24%           6.375      7/28/05      200,460     508,005
Joseph L. Southworth.....................      10,000             1.45%           2.183      1/24/06       17,688      44,824
Donald F. Campbell.......................      20,000             2.89%           6.375      7/28/05       80,184     203,202
Peter D. Van Houten......................      10,000             1.45%           6.375      7/28/05       40,092     101,601
                                               20,000             2.89%           2.750     11/16/05       34,589      87,656
Selby F. Little, III.....................      25,000             3.62%           6.375       --           --          --

------------------------

(1) The Company has not granted any SARs.

(2) The Company granted options representing 690,957 shares to employees in fiscal 1996 under the Company's Stock Plan.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming the specified compounded rates of appreciation on the Company's Common Stock over the terms of the options. These numbers are calculated based on SEC rules and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the timing of option exercises and the future performance of the Company's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be realized by the individuals.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
  OPTION/SAR VALUES

    The following table provides information related to options exercised by the Named Executive Officers during fiscal 1996 and the number and value of options held at June 30, 1996.

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                      SHARES                 OPTIONS/SARS AT JUNE 30,   IN-THE- MONEY OPTIONS/SARS
                                    ACQUIRED ON    VALUE           1996 (#)(1)           AT JUNE 30, 1996 ($)(2)
                                     EXERCISE    REALIZED   --------------------------  --------------------------
NAME                                    (#)         ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  -----------  ---------  -----------  -------------  -----------  -------------
Dennis V. Vohs....................      --          --         154,794        100,000    $ 328,937    $   106,250
J. Patrick Tinley.................      20,000   $  42,000      57,546         82,500      122,285         69,063
Joseph L. Southworth..............      --          --          44,023         42,500       93,549         98,438
Donald F. Campbell................      --          --           7,500         42,500        3,750         11,250
Peter D. Van Houten...............      --          --           1,550         30,700        3,294         61,488
Selby F. Little, III..............      40,000      90,000      --            --            --            --

------------------------

(1) The Company has not granted any SARs.

(2) Value is based on the difference between the option exercise price and the fair market value at June 30, 1996 ($5.750 per share) multiplied by the number of shares underlying the option.

        REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board is comprised of two non-management directors of the Company, A. David Tory and Bruce J. Ryan, and the Chairman of the Board and Chief Executive Officer, Dennis V. Vohs. The Stock Option Committee is comprised of three outside directors, Mario M. Rosati, Bruce J. Ryan and A. David Tory. Together these committees are responsible for recommending to the Board the overall compensation plans which govern the compensation of the key executive officers, including the Chief Executive Officer, of the Company.

    The Company's executive pay programs are designed to provide a strong and direct link between Company performance and executive compensation. The Company believes that, in order to attract and retain the most qualified executives in the industry, its compensation policies must be competitive with companies in a similar business and of similar size. Accordingly, executive compensation is based on Company and individual performance in relation to annual goals for the executive and the Company. The annual goals set for the executive are based on revenue growth, profitability and cash flow, as appropriate for the executive's responsibilities. Executives are provided with a combination of one or more of the following types of compensation: salary, profit sharing and annual bonus, and long-term incentives.

    SALARY: All executive officers (other than the Chief Executive Officer) are provided with a fixed annual salary that is reviewed on an annual basis by the Compensation Committee and the Chief Executive Officer. Salary and increases in salary are determined partially by comparison of the executive's salary to salaries for similar positions at comparable companies, the executive's annual performance review, the value of contributions made by the executive and the executive's and the Company's performance in relation to goals established at the beginning of the period.

    In addition to considering the above factors when setting compensation increases, the Compensation Committee also considers the overall financial health of the Company. In years where corporate performance does not equal or exceed Company expectations, executive salary increases for the coming fiscal year may be either reduced or eliminated altogether.

    PROFIT SHARING AND ANNUAL BONUS: As an incentive to help the Company meet annual goals and become more profitable, all executive officers have a profit sharing component included in their compensation plans. The executive can earn profit sharing if the Company and the executive's organization meet or exceed annual goals for profitability, revenue growth and cash flow. Generally, executive compensation plans are structured so that higher level executives have a larger portion of their total compensation based on profit sharing. The determination of profit sharing is based on a formula in the executive's compensation plan which is approved by the Compensation Committee. The Company feels that tying executive compensation to Company profitability aligns the overall interests of the shareholders with those of the executive. No profit sharing has been paid for the last three fiscal years.

    The Company also attempts to motivate its executives to make contributions of outstanding value by providing them the opportunity to earn an annual bonus. These bonuses, if paid, can represent a significant portion of the executive's compensation.

    Together the Chief Executive Officer and the Compensation Committee determine the total pool of bonus dollars which can be allocated. In fiscal 1996, individual executive bonuses were targeted to be between 33% and 64%, excluding profit sharing, of the executive's salary. Each executive can earn a percentage of their target bonus based on the achievement of Company and their organization's goals. For all executives, except Mr. Vohs, the executive's achievements in relation to established goals are evaluated by the Chief Executive Officer. Mr. Vohs' performance is evaluated by the Compensation Committee, excluding Mr. Vohs. Like other executives, the decision to grant Mr. Vohs a bonus is based on the performance of the Company and Mr. Vohs' contributions to the Company in the past fiscal year. The bonus plan is designed such that the executive earns a proportionally higher award if the Company and the executive's organization exceed their goals and a smaller or no award if the Company and the executive's organization do not exceed their goals. The Company did not pay any bonuses to its executive officers during fiscal 1996.

    LONG-TERM INCENTIVES: The Stock Option Committee of the Board believes that employee equity ownership provides significant additional motivation to officers and employees to maximize value for the Company's shareholders, and therefore periodically grants stock options under the Company's 1988 Incentive Stock Plan. The Committee grants stock options to executive officers at the prevailing market price, after considering the recommendation of Mr. Vohs, the positive effects the executive has made on the overall performance of the Company, stock option granting policies at companies of similar size in similar industries, and certain other factors. The stock options granted only have value to the executive if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options serve to align the interests of option holders closely with those of shareholders because of the direct benefit executive officers receive through improved stock performance. During fiscal 1996, the Committee considered and granted stock options to to the executive offices of the Company, including Mr. Vohs. Each of the officers received stock options based on his performance, level of responsibility, historical and expected contribution to the Company's success and prior grants, including vested and unvested options.

    1996 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER: Mr. Vohs' Salary, Profit Sharing and Annual Bonus and Long-Term Incentives were determined in accordance with the criteria described in the "Salary", "Profit Sharing and Annual Bonus," and "Long-Term Incentives" sections of this report. These amounts were designed to compensate Mr. Vohs at prevailing market rates when revenue growth, profitability and cash flow targets are met and at above market rates when revenue growth, profitability and cash flow targets were exceeded. However, in fiscal 1996, the Company failed to achieve its revenue growth, profitability and cash flow targets. Accordingly, Mr. Vohs and the Company's other executive officers received no profit sharing or annual bonus for fiscal 1996. Mr. Vohs did not participate in deliberations concerning his compensation, bonus or stock option grants.

    COMPENSATION LIMITATIONS: Under Section 162(m) of the Code and regulations adopted thereunder by the Internal Revenue Service in August 1993, publicly-held companies may be precluded from deducting certain compensation in excess of $1.0 million paid to an executive officer in a single year. The regulations exclude from this limit performance-based compensation and stock options, provided certain requirements, such as stockholder approval, are satisfied. The Company is studying these regulations and currently intends to take the necessary actions to cause its compensation programs and stock option plans to qualify for the exclusions.

COMPENSATION COMMITTEE                 STOCK OPTION COMMITTEE
Bruce J. Ryan                          Bruce J. Ryan
A. David Tory                          Mario M. Rosati
Dennis V. Vohs                         A. David Tory

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the Company's fiscal year ended June 30, 1996, Dennis V. Vohs, Chairman of the Board and Chief Executive Officer, served on the Compensation Committee. Mr. Vohs did not participate in any discussions regarding his compensation, bonus or stock option grants. There were no Compensation Committee "interlocks" within the meaning of the rules of the SEC.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of share ownership and report changes in share ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file.


    Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that for the period July 1, 1995 to June 30, 1996, all Section 16(a) filings were made on a timely basis, except that a Statement of Changes of Beneficial Ownership of Securities for former officer John B. Koontz for the month of August 1995 was not filed with the SEC on a timely basis. This late filing was corrected in the subsequent month.


                              CERTAIN TRANSACTIONS

    During fiscal 1996, Mario M. Rosati, a director of the Company, was also an attorney with Wilson Sonsini Goodrich & Rosati, Professional Corporation ("Counsel"). The Company retained Counsel as its legal advisers during the fiscal year. The Company plans to retain Counsel as its legal advisers again during fiscal 1997. The amounts paid by the Company to Counsel were less than 5% of Counsel's total gross revenues for its last completed fiscal year.

    Under the terms of indemnification agreements with each of the Company's directors, the Company is obligated to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board of Directors. In addition, the Company's Restated Articles of Incorporation provide that, to the extent permitted by California law, the directors shall not be liable for monetary damages for breach of fiduciary duty as a director.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG ROSS SYSTEMS, INC., NASDAQ
                   COMPOSITE INDEX, AND H&Q TECHNOLOGY INDEX

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the NASDAQ Composite Index and H&Q Technology Index for the period commencing on June 30, 1991 and ending on June 30, 1996.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ROSS SYSTEMS, INC.   NASDAQ COMPOSITE INDEX     H&Q TECHNOLOGY INDEX
6/91                   100.00                     100.00                  100.00
9/91                   167.24                     111.60                  104.23
12/91                  168.97                     125.03                  119.91
3/92                   186.21                     128.95                  123.89
6/92                    96.55                     120.13                  113.63
9/92                    79.31                     125.07                  118.48
12/92                  125.86                     145.50                  137.92
3/93                   203.45                     148.23                  135.91
6/93                   170.69                     151.08                  138.83
9/93                   175.86                     163.81                  141.31
12/93                   89.66                     167.03                  150.51
3/94                    74.14                     160.00                  151.88
6/94                    51.72                     152.52                  140.86
9/94                    44.83                     165.15                  160.70
12/94                   72.41                     163.27                  174.70
3/95                    77.59                     177.99                  194.45
6/95                    70.69                     203.59                  235.88
9/95                    94.83                     228.10                  268.62
12/95                   41.38                     230.87                  262.31
3/96                    51.72                     241.63                  267.55
6/96                    79.31                     261.37                  279.83

    Assumes that $100.00 was invested on June 30, 1991 in the Company's Common Stock and each index, and that all dividends paid by companies whose shares are components of the index were reinvested. No dividends have been declared on the Company's Common Stock. Shareholder returns over the period indicated should not be considered indicative of future shareholder returns.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1997 Annual Meeting of Shareholders must be received by the Company no later than June 2, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE CORPORATE SECRETARY, ROSS SYSTEMS, INC., 555 TWIN DOLPHIN DRIVE, REDWOOD CITY, CALIFORNIA 94065.

                                    ROSS SYSTEMS, INC.

                         1996 ANNUAL MEETING OF SHAREHOLDERS

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Ross Systems, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated October 8, 1996, and hereby appoints Dennis V. Vohs and J. Patrick Tinley, or either of them, proxies, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Shareholders of Ross Systems, Inc. to be held on November 20, 1996, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.





              CONTINUED AND TO BE SIGNED ON REVERSE SIDE

     Please mark votes as in this example.  /X/

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF AMENDMENT TO THE 1991 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED, FOR THE APPROVAL OF AN AMENDMENT TO REVISED ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED NUMBER OF SHARES OF
COMMON STOCK, AND FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.


1.  ELECTION OF DIRECTORS

Nominees:  Dennis V. Vohs, Mario M. Rosati, Bruce J. Ryan,
J. Patrick Tinley, A. David Tory

                   / /  FOR                / / WITHHELD

-------------------------------------------------------------------------------
For all nominees except as noted above

2.  PROPOSAL TO APPROVE AN AMENDMENT TO THE 1991 EMPLOYEE STOCK
    PURCHASE PLAN INCREASING THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED:

          / /  FOR             / /  AGAINST             / /  ABSTAIN

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK:

          / /  FOR             / /  AGAINST             / /  ABSTAIN

4. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY:

          / /  FOR             / /  AGAINST             / /  ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

This Proxy should be marked, dated, and signed by the shareholder(s) exactly as the shareholder's name appears on this proxy, and returned promptly in the enclosed envelope. Persons signing as a trustee, executor, officer, partner, or other fiduciary should so indicate.

Signature:__________________________  Date: _________________

Signature:_________________________   Date: _________________